UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2011

California Coastal Communities, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-17189	02-0426634
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Executive Circle, Suite 250, Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 250-7700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 11, 2011 the Registrant entered into a $15 million Senior Secured Super-Priority Debtor-In-Possession Credit Facility (the “DIP Credit Agreement”) with Anchorage Illiquid Opportunities Offshore Master, L.P.; Anchorage Illiquid Opportunities Offshore Master II, L.P.; GRF Master Fund, L.P.; Bank of America, N.A.; and Luxor Capital, LLC (the “DIP Lenders”).  Wilmington Trust FSB is serving as administrative and collateral agent under the credit facility, pursuant to which the lenders will initially lend $5.0 million and will lend an additional $10.0 million upon final court approval of the DIP Credit Agreement.  The DIP Credit Agreement loans bear interest at the rate of Libor + 750 basis points with a Libor floor of 250 basis points (resulting in a current annual rate of 10.0%) (the “DIP Interest Rate”).

The Registrant has an option, subject to certain conditions, to convert the DIP Loan into a first lien position loan in the principal amount of $15.0 million with an expected maturity date of March 1, 2013 which will be paid interest at the same rate as the DIP Interest Rate.

The DIP Credit Agreement includes affirmative and negative covenants that will impose substantial restrictions on the financial and business operations of the Registrant and its subsidiaries, including their ability to incur and secure debt, make investments, sell assets, pay dividends or make acquisitions.  A copy of the DIP Credit Agreement is attached hereto as Exhibit 10.1.

This Form 8-K contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties are: (i) the ability of the Registrant to continue as a going concern; (ii) the Registrant’s ability to obtain bankruptcy court approval with respect to the plan of reorganization and other motions in the Chapter 11 cases; (iii) risks associated with third party motions in the Chapter 11 cases, which may interfere with the Registrant’s ability to consummate the plan of reorganization; (iv) the ability to execute the Registrant’s business and restructuring plan; (v) the Registrant’s ability to maintain contracts that are critical to its operation and to retain key executives, managers and employees. The cautionary statements provided above are being made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and with the intention of obtaining the benefits of the “safe harbor” provisions of the Act for any such forward-looking information. Additional risks that may affect the Registrant’s future performance are detailed in the Registrant’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Senior Secured Super-Priority Debtor-In-Possession Credit and Guaranty Agreement dated as of January 11, 2011

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2011	California Coastal Communities, Inc.

	By:	/s/ RAYMOND J. PACINI
Raymond J. Pacini
Chief Executive Officer